EXHIBIT 10.1
EXECUTION COPY

HOUSEHOLD RECEIVABLES ACQUISITION COMPANY

Seller,

HSBC PRIVATE LABEL ACQUISITION CORPORATION (USA)

Purchaser,

and

HSBC FINANCE CORPORATION

RECEIVABLES SALE AND PURCHASE,

ASSIGNMENT AND ASSUMPTION

AGREEMENT

Dated as of December 29, 2004

i

     RECEIVABLES SALE AND PURCHASE, ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”), dated as of December 29, 2004, by and among HOUSEHOLD RECEIVABLE ACQUISITION COMPANY, a Delaware corporation (“HRAC” or the “Seller”), HSBC PRIVATE LABEL ACQUISITION CORPORATION (USA), a Delaware corporation, (“HSBC PLAC” or the “Purchaser”), and HSBC FINANCE CORPORATION (successor by merger to Household Finance Corporation), a Delaware corporation (“HBFC”).

W I T N E S S E T H:

     WHEREAS, Seller is engaged, in part, in the business of entering into securitizations relating to receivables of revolving credit accounts which accounts were originated in the ordinary course of business of Household Bank (SB), N.A. (the “Bank”), such receivables having been sold to Seller by the Bank; and

     WHEREAS, Seller desires to sell to Purchaser existing receivables as defined below related to certain private label merchant credit accounts, the Transfer Assets (as defined below) and certain related liabilities, including, but not limited to, Seller’s obligations under various securitizations; and

     WHEREAS, Purchaser desires to purchase such Receivables and Transfer Assets and assume such Liabilities from Seller, as more particularly defined herein on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

          SECTION 1. DEFINITIONS. All capitalized terms used herein or in any document, made or delivered pursuant hereto, and not defined herein or therein, shall have the meaning ascribed thereto in the Receivables Purchase Agreement, dated as of June 12, 2001, between Household Receivables Acquisition Company and HRSI Funding, Inc. II, and all amendments and supplements thereto; in addition, the following words and phrases shall have the following meanings:

     “Account” shall mean each revolving credit account established by the Bank under its private label credit card program, the Receivables of which are subject to the Bank RPA.

     “Accrued Interest” shall mean the aggregate amount of all finance charges that have accrued on the Accounts as of the Closing Date which has not been posted to such Accounts, but will be posted to the Accounts in the billing cycle immediately following the Closing Date.

     “Accrued Fee” shall mean the aggregate amount of all fees that have accrued on the Accounts as of the Closing Date which has not been posted to such Accounts, but will be posted to the Accounts in the billing cycle immediately following the Closing Date.

     “Affiliate” shall mean, with respect to a particular person or entity, any person or entity that directly or indirectly is in control of, is controlled by, or is under common control with, such person or entity.

     “Bank” shall mean Household Bank (SB), N.A., and its successors and assigns.

     “Bank RPA” shall mean the Amended and Restated Receivables Purchase Agreement, dated as June 12, 2002, between Household Bank (SB), N.A. and Household Receivables Acquisition Company, as amended.

     “Closing Date” shall mean the date of the closing of the sale and purchase of the Receivables and Transfer Assets and assumption of the Liabilities associated with the Accounts, as further defined in Section 8.

     “Cut-Off Time” shall mean 11:59 p.m. on the calendar day preceding the Closing Date.

     “Liabilities” shall mean Seller’s interest in any outstanding credit balances associated with all Accounts as of the Closing Date contained in Section 2 of this Agreement and Seller’s obligations under each of the Receivables Purchase Agreements.

     “Purchase Price” shall be the sum set forth on the bill of sale delivered to the Purchaser by the Seller.

     “Receivables” shall mean all amounts shown on Seller’s records as amounts due and payable as of the Closing Date on any Account issued by the Bank under the programs listed on Schedule A to this Agreement, which were purchased by Seller, pursuant to the Bank RPA, other than Securitized Receivables. The Receivables shall include principal, finance charges all administrative and transaction fees and insurance/debt cancellation proceeds. The Receivables shall not include any Accrued Interest or Accrued Fees.

     “Receivables Purchase Agreements” shall mean the receivables purchase agreements listed on Schedule A.

     “Securitized Receivables” shall mean (a) the Receivables, as such term is defined pursuant to that certain Transfer and Servicing Agreement, dated as of June 12, 2001, among HRSI Funding, Inc. II, Household Finance Corporation (as a result of a merger, HSBC Finance Corporation is the successor thereto) and Wilmington Trust Company, as owner trustee on behalf of the Household Private Label Credit Card Master Note Trust I (“Trust I”), as amended, which are owned by Trust I, and (b) the Receivables, as such term is defined pursuant to that certain Transfer and Servicing Agreement, dated as of November 10, 2003, among HRSI Funding, Inc. IV, Household Finance Corporation (as a result of a merger, HSBC Finance Corporation is the successor thereto) and Wells Fargo Delaware Trust Company, as owner trustee on behalf of the Household Private Label Credit Card Master Note Trust II (“Trust II”), as amended, which are owned by Trust II.

     “Transfer Assets” shall be as defined in Section 2(c) of this Agreement.

               SECTION 2. SALE AND PURCHASE OF RECEIVABLES AND TRANSFER ASSETS.

     (a) Subject to the terms of this Agreement and as described below, on the Closing Date, Seller agrees to sell, convey, transfer and assign to Purchaser and Purchaser agrees to purchase from Seller, for the consideration herein provided, all right, title, interest and obligations of Seller in and to any Receivables now existing in connection with the Accounts offered by the Bank, if any (the “Sale”). All Receivables sold to Purchaser under this Agreement are sold and transferred without recourse as to their enforceability, collectibility or documentation. On the Closing Date, Seller shall transfer to Purchaser all Receivables and Liabilities existing on such date associated with the Accounts.

     (b) Subject to the terms of this Agreement, on the Closing Date, Seller agrees to assign its rights under each of the Receivables Purchase Agreements and to be released from its obligations under each of the Receivables Purchase Agreements and Purchaser agrees to assume all of Seller’s obligations under each of the Receivables Purchase Agreements. On and after the Closing Date, Purchaser agrees that it will be bound by the provisions set forth in each of the Receivables Purchase Agreements, and hereby assumes and will perform in accordance with its terms all the obligations which by the terms set forth in each of the Receivables Purchase Agreements were required to be performed by Seller prior to this Agreement and which Seller would be required to perform on or after this Agreement had Seller not entered into this Agreement.

     (c) In consideration of the payment by Purchaser of the Purchase Price, receipt of which is hereby acknowledged by Seller, and Purchaser’s assumption of all of Seller’s obligations under the Receivables Purchase Agreements, as of the Closing Date, Seller does hereby grant, bargain, sell, convey, transfer and deliver unto Purchaser, its successors and assigns, all of Seller’s right, title and interest in and to all assets, accounts, investment property, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, and advices of credit and all proceeds thereof belonging to Seller, including all of Seller’s right, title and interest in, to and under the Receivables Purchase Agreements (collectively all such assets hereinafter referred to as the “Transfer Assets”).

     (d) In connection with the Sale, Seller agrees (i) to record and file, at its own expense, any financing statements, or if a financing statement relating to the Receivables and Transfer Assets is already on record, an assignment of the financing statement (and continuation statements with respect to such financing statements when applicable) or a new financing statement with respect to the Receivables and Transfer Assets which meets the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and maintain perfection of the Sale of such Receivables and Transfer Assets from Seller to Purchaser, (ii) that such financing statements or assignments shall name Seller, as seller, and Purchaser, as purchaser, of the Receivables and Transfer

Assets and (iii) to deliver a file-stamped copy of such financing statements or assignments or other evidence of such filings to Purchaser as soon as is practicable after filing.

     (e) The parties hereto intend that the Sale of Seller’s right, title and interest in and to the Receivables and Transfer Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from Seller to Purchaser and that the Receivables and Transfer Assets shall not be part of Seller’s estate in the event of the bankruptcy or insolvency of Seller or a conservatorship, receivership or similar event with respect to Seller. It is the intention of the parties hereto that the arrangements with respect to the Receivables and Transfer Assets shall constitute a purchase and sale of such Receivables and Transfer Assets and not a loan or a borrowing secured by such Receivables and Transfer Assets. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that Seller shall be deemed to have granted and does hereby grant to Purchaser a first priority perfected security interest in all of Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables and Transfer Assets to secure the obligations of seller hereunder.

               SECTION 3. PURCHASE PRICE. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and covenants of Seller made herein, Purchaser shall pay and deliver to Seller the Purchase Price, for the Receivables and Transfer Assets purchased and the Liabilities assumed under this Agreement which shall be fair market value consideration for the assets purchased as described in the bill of sale or schedules or computer files delivered therewith.

               SECTION 4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser that as of the Closing Date (as defined in Section 8 below):

     (a) Seller is a corporation duly organized and validly existing under the laws of its state of incorporation.

     (b) The execution, delivery and performance by Seller of this Agreement has been duly authorized by all necessary corporate action on the part of Seller. Seller has full power to consummate the transactions contemplated hereby. Neither the execution and delivery by Seller of this Agreement, the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with the provisions hereof will conflict with or result in a breach of, or constitute a default under, any law or governmental regulation or any judgment or order binding Seller or its properties or any agreement or instrument to which Seller is a party or by which it is bound.

     (c) Seller will, on the Closing Date and immediately prior to such date, be the owner of all right, title and interest in and to all of the Receivables and Transfer Assets of such Seller to be sold pursuant to this Agreement. Seller transfers the assets to be sold, free and clear of all assignments, liens, charges, encumbrances and other security interests.

     (d) This Agreement, and the consummation of the transactions contemplated herein, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditor’s rights in general and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (e) Seller is the legal and beneficial owner of all right, title and interest in and to the Receivables and Transfer Assets to be sold by Seller.

     (f) The Receivables and Transfer Assets have been conveyed to Purchaser in compliance, in all material respects, with all laws applicable to Seller.

     (g) Seller has taken the necessary action to notify the Bank and its respective employees, agents and representatives of the transfer of the Receivables and Transfer Assets to Purchaser.

     (h) To Seller’s knowledge, it is not in material breach of the Receivables Purchase Agreements or other agreement that affects the transactions contemplated herein.

     (i) Each Receivable was created in compliance in all material respects with all requirements of law and regulation applicable to the Bank and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the Bank.

     (j) As of the Closing Date, each Receivable is in compliance in all material respects with the Federal Financial Institution Examination Council guidelines.

     (k) With respect to each Receivable, all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the Bank in connection with the creation of such Receivable or the execution, delivery and performance by the Bank of its obligations under the credit card agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect.

     (l) At the time of the sale of each Receivable to Purchaser, Seller has good and marketable title thereto, free and clear of all liens, encumbrances, charges and security interests.

     (m) Each Receivable is the legal, valid and binding payment obligation of the obligor thereof, enforceable against such obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

     (n) No Receivable is, at the time of the sale of such Receivable to Purchaser, subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the obligor thereunder, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general.

     (o) At the time of the sale of each Receivable to Purchaser, Seller has satisfied all of its obligations, if any, required to be satisfied by such time with respect to such Receivable.

     (p) At the time of the sale of each Receivable to Purchaser, Seller has not taken any action which, or omitted to take any action the omission of which, would impair at the time of such sale the rights of Purchaser therein.

     (q) Seller confirms that all the representations and warranties of Seller under each of the Receivables Purchase Agreements are true and correct as to Seller.

               SECTION 5. INDEMNIFICATION BY SELLER AND HBFC.

     (a) Seller and HBFC agree to jointly defend, indemnify and hold harmless Purchaser and its respective employees, agents and representatives against any and all liabilities, judgments, damages, claims, demands, costs, expenses or losses (including reasonable attorney’s fees) (i) incurred by reason of any representation or warranty made by Seller in connection with this Agreement having been untrue or incorrect in any respect when made or deemed made, (ii) incurred by reason of any breach by Seller of any covenant or agreement made herein, or (iii) relating to Receivables prior to the Closing Date; provided that in no event shall Seller or HBFC be obligated under this Section 5 to indemnify Purchaser against (x) liability, loss, cost or expenses to the extent that it results from Purchaser’s negligent or willful acts or omissions or the negligent or willful acts or omissions of Purchaser’s agents or assignees or (y) any credit loss suffered on any Receivable not attributable to the actions of Seller or any merchant for whom the Bank issues Accounts.

     (b) In the event any claim is made, or any suit or action is commenced against Purchaser with respect to which indemnification may be sought by it under this Section 5, Purchaser shall within ten (10) days thereof give Seller and HBFC notice and Seller and HBFC shall be entitled to conduct the defense thereof at Seller’s and HBFC’s expense; provided, however, that Purchaser shall be entitled to participate in the defense thereof at its own expense if such claim, suit or action relates to or includes events after the Closing Date. Seller and HBFC may (but need not) defend or participate in the defense of any such claim, suit or action, but Seller and HBFC shall notify Purchaser within ten (10) business days if Seller or HBFC shall not desire to defend or participate in the defense of any such claim, suit or action, however, Seller and HBFC shall continue to be liable to Purchaser in connection with the cost of the defense of such claim, suit or action. Any such election to not defend or participate shall have no effect upon Seller’s and HBFC’s obligation to indemnify and hold harmless Purchaser pursuant to this Section 5.

     (c) Purchaser may at any time notify Seller and HBFC of its intentions to settle or compromise any claim, suit or action against Purchaser which may be indemnifiable under this Section (and in the defense of which Seller or HBFC has not previously elected to participate), and Purchaser may settle or compromise any such claim, suit or action unless Seller or HBFC notifies Purchaser in writing (within thirty (30) days after Purchaser has given written notice of its intention to settle or compromise) that Seller or HBFC intends to conduct the defense of such claim, suit or action and that Seller and HBFC agrees to further indemnify and hold Purchaser harmless from any liability, loss, cost or expense to Purchaser in excess of that which Purchaser would have incurred had the settlement or compromise been effected on the terms proposed by Purchaser. Any such settlement or compromise of, or any final judgment or decree entered on or in any claim, suit or action which Purchaser has defended or participated in the defense of in accordance herewith, shall be deemed to have been consented to by, and shall be binding upon, Seller and HBFC as fully as if Seller and HBFC had assumed the defense thereof and a final judgment or decree had been entered in such suit or action, or with regard to such claim, by a court of competent jurisdiction for the amount of such settlement, compromise, judgment or decree, including without limitation court costs and reasonable attorney’s fees.

     (d) Seller or HBFC shall obtain the prior written approval of Purchaser before entering into any settlement of any claim, suit or action, which it defends or ceases to defend, if pursuant to or as a result of such settlement or cessation, any injunctive or other equitable relief or admission of liability would be imposed against Purchaser. Neither Seller nor HBFC shall consent to the entry of any judgment or enter into any settlement that does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to Purchaser of a release from all liability in respect to such claim.

               SECTION 6. COVENANT OF SELLER. After the Closing Date, Seller shall remit to Purchaser all payments received with respect to the Receivables and Transfer Assets as soon as practicable after the receipt thereof.

               SECTION 7. CONDITIONS OF SALE.

     (a) The obligations of Purchaser to perform hereunder and purchase the Receivables and the Transfer Assets and assume the Liabilities on the Closing Date shall be subject to the satisfaction on or before the Closing Date of the following further conditions: (i) the representations and warranties contained in Section 4 hereof shall be true and correct in all respects on the Closing Date as if made on such date; and (ii) Seller shall have performed and observed all covenants, agreements and conditions hereof to be performed or observed by it on or before the Closing Date.

     (b) The obligations of Seller to perform hereunder and sell the Receivables and the Transfer Assets and transfer the Liabilities at Closing shall be subject to the satisfaction, on or before the Closing Date, of the further condition that Purchaser shall have delivered to Seller the Purchase Price.

               SECTION 8. CLOSING. The closing of the sale and purchase of the Receivables and the Transfer Assets and assumption of the Liabilities associated with the Accounts and owned by Seller on December 29, 2004, as described in Section 2, shall take place on December 29, 2004 (the “Closing Date”), at the location as shall be mutually agreed upon by the parties hereto. The closing documents may each be executed in two or more counterparts including telefax transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. On the Closing Date, the following actions shall be taken:

     (a) Seller shall deliver or cause to be delivered to Purchaser such bills of sale, assignments, conveyances and other good and sufficient instruments of transfer (all of which shall be consistent with the terms set forth in this Agreement), which shall be effective to vest in Purchaser good and valid title to the Receivables and the Transfer Assets to be sold hereunder.

     (b) Purchaser shall pay to Seller the Purchase Price.

               SECTION 9. TAXES.

     (a) Each party shall promptly pay in full when due any tax or other governmental charge or fee imposed upon it under applicable law on the sale of the Receivables and Transfer Assets from Seller to Purchaser pursuant to this Agreement.

     (b) Seller shall be liable for and pay any taxes related to the Receivables and Transfer Assets that accrue or otherwise relate to any taxable year or period (or portion thereof) beginning or deemed to begin after the Closing Date.

               SECTION 10. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Purchaser represents and warrants to Seller that as of the date of this Agreement and on the Closing Date (as defined in Section 8 above):

     (a) Purchaser is a corporation duly organized and validly existing under the laws of its state of incorporation.

     (b) The execution, delivery and performance by Purchaser of this Agreement has been duly authorized by all necessary corporate action on the part of Purchaser. Purchaser has full power to consummate the transactions contemplated hereby. Neither the execution and delivery by Purchaser of this Agreement, the consummation by Purchaser of the transactions contemplated hereby, nor compliance by Purchaser with the provisions hereof will conflict with or result in a breach of, or constitute a default under, any law or governmental regulation or any judgment or order binding Purchaser or its properties or any agreement or instrument to which Purchaser is a party or by which it is bound.

     (c) This Agreement, and the consummation of the transactions contemplated herein, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditor’s rights in general and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (d) Purchaser confirms that all representations and warranties of Seller under each of the Receivables Purchase Agreements are true and correct as to Purchaser.

               SECTION 11. INDEMNIFICATION BY PURCHASER.

     (a) Purchaser agrees to defend, indemnify, and hold harmless Seller and its respective employees, agents, and representatives against any and all liabilities, judgments, damages, claims, demands, costs, expenses or losses (including reasonable attorney’s fees) arising after the Closing Date and incurred by reason of any representation or warranty made by Purchaser in connection with this Agreement, having been untrue or incorrect in any respect when made or deemed made, or by reason of the breach by Purchaser of any covenant or agreement made herein, or by reason of any negligent or willful acts of Purchaser, or by reason of any action or proceeding being instituted by any person based upon an allegation or assertion which, if true, would indicate the existence of any of the foregoing circumstances.

     (b) In the event any claim is made, or any suit or action is commenced against Seller in respect to which indemnification may be sought by Seller under this Section 11, Seller shall promptly give Purchaser notice thereof and Purchaser shall be entitled to conduct the defense thereof at Purchaser’s expense; provided, however, that Seller shall be entitled to participate in the defense thereof at its own expense if such claim, suit or action relates to or includes events prior to the Closing Date. Purchaser may (but need not) defend or participate in the defense of any such claim, suit or action, but Purchaser shall notify Seller within ten (10) business days if Purchaser shall not desire to defend or participate in the defense of any such claim, suit or action, however, Purchaser shall continue to be liable to Seller for the cost of the defense of such claim, suit or action. Any such election to not defend or participate in the defense shall have no effect upon Purchaser’s obligation to indemnify and hold harmless Purchaser pursuant to this Section 11.

     (c) Seller may at any time notify Purchaser of its intention to settle or compromise any claim, suit or action against Seller which may be indemnifiable under this Section (and in the defense of which Purchaser has not previously elected to participate), and Seller may settle or compromise any such claim, suit or action unless Purchaser notifies Seller in writing (within thirty (30) days after Seller has given Purchaser written notice of its intention to settle or compromise) that Purchaser intends to conduct the defense of such claim, suit or action and that Purchaser agrees to further indemnify Seller and hold Seller harmless from any liability, loss, cost or expense to Seller in excess of that which Seller would have incurred had the settlement or compromise been effected on the terms proposed by Seller. Any such settlement or compromise of, or any final judgment or decree entered on or in, any claim, suit or action which Seller has defended or participated in the defense of in accordance herewith shall be deemed to have been consented to by, and shall be binding upon, Purchaser as fully as if Purchaser had assumed the defense thereof, and a final judgment or decree had been entered in such suit or action, or with regard to such claim, by a court of competent jurisdiction for the amount of such settlement, compromise, judgment or decree, including without limitation court costs and reasonable attorney’s fees.

     (d) Purchaser shall obtain the prior written approval of Seller before entering into any settlement of any claim, suit or action which it defends or ceases to defend, if pursuant to or as a result of such settlement or cessation, any injunctive or other equitable relief or admission of liability would be imposed against Seller. Purchaser shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to Seller of a release from all liability in respect to such claim.

               SECTION 12. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements contained in this Agreement or in any Exhibit, Schedule or other document delivered pursuant to this Agreement shall be deemed representations and warranties hereunder to the party receiving delivery of same.

               SECTION 13. NOTICES. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be delivered in person to such party or mailed by first class registered or certified mail, postage prepaid, addressed as follows:

If to Seller:	Household Receivables Acquisition Company
2700 Sanders Road
Prospect Heights, IL 60077

If to Purchaser:	HSBC Private Label Acquisition Corporation (USA)
2700 Sanders Road
Prospect Heights, IL 60077

               SECTION 14. SEVERABILITY. If any provision, or application thereof, of this Agreement is held unlawful or unenforceable in any respect, the parties hereto agree that such illegality or unenforceability shall not affect other provisions or applications thereof that can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provisions are amended so as to make it valid, reasonable and enforceable and agree to be bound by the terms of such provision, as modified by the court.

               SECTION 15. AMENDMENTS. This Agreement may be amended or modified only by a written instrument executed by all the parties hereto.

               SECTION 16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one instrument.

               SECTION 17. HEADINGS. The headings contained in this Agreement and in any Exhibits appended hereto are for convenience only and shall not be deemed to affect the interpretation of the provisions of this Agreement.

               SECTION 18. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               SECTION 19. INDEPENDENT CONTRACTOR. In performing their responsibilities pursuant to this Agreement, Seller shall not be deemed to be the agent of Purchaser and Purchaser shall not be deemed to be the agent of Seller and each party shall at all times take whatever measures as are necessary to ensure that its status shall be that of an independent contractor and in no circumstances shall either party be deemed to be the partner, agent or employee of the other. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of principal and agent, partner or joint venturer or an association for profit between Purchaser and Seller. Any amounts ever owing by Purchaser and Seller pursuant to this Agreement represent contractual obligations only and are not a loan or debt.

               SECTION 20. NO JOINT VENTURE. Nothing in this Agreement shall be deemed to create a partnership or joint venture between any of the parties. Except as expressly set forth herein, no party shall have any authority to bind or commit the other parties.

               SECTION 21. ENTIRE AGREEMENT. This Agreement is intended to define the full extent of the legally enforceable undertakings of the parties hereto, and no related promise or representation, written or oral, which is not set forth explicitly in this Agreement is intended by either party to be legally binding. Both parties acknowledge that in deciding to enter into this transaction they have relied on no representations, written or oral, other than those explicitly set forth in this Agreement.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

HOUSEHOLD RECEIVABLES ACQUISITION
COMPANY, as Seller

By:	/s/ S.H. Smith

Name: S.H. Smith
Title: Vice President & Assistant Treasurer

HSBC FINANCE CORPORATION (successor by
merger to Household Finance
Corporation) (with respect to Section 5 only)

By:	/s/ Edgar D. Ancona

Name: Edgar D. Ancona
Title: Senior Vice President — Treasurer

HSBC PRIVATE LABEL ACQUISITION
CORPORATION (USA), as Purchaser

By:	/s/ J.W. Hoff

Name: J.W. Hoff
Title: Treasurer and Chief Financial
Officer

[Signature Pages to BSA I (Page 1 of 2)]

ACKNOWLEDGMENT:

the signatories listed below hereby acknowledge the agreements, assignments and assumptions set forth herein:

WILMINGTON TRUST COMPANY, not in its individual capacity but as Owner Trustee on behalf of the Household Private Label Credit Card Master Note Trust I

By:	/s/ Rachel L. Simpson

Name: Rachel Simpson
Title: Financial Services Officer

WELLS FARGO DELAWARE TRUST COMPANY, not in its individual capacity but as owner trustee of the Household Private Label Credit Card Master Note Trust II

By:	/s/ Jose I. Mercado

Name: Jose I. Mercado
Title: Trust Officer

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Patricia M. Child

Name: Patricia M. Child
Title: Vice President

[Signature Pages to BSA I (Page 2 of 2)]

Schedule A

1.	ACCOUNT PROGRAMS

A.	Multi-Merchant Private Label Credit Card Program.

B.	Best Buy Merchant Private Label Credit Card Program.

2.	RECEIVABLES PURCHASE AGREEMENTS

A.	Amended and Restated Receivables Purchase Agreement (as has been or may be amended from time to time), dated as of June 12, 2002, between Household Bank (SB), N.A. and Household Receivables Acquisition Company.

B.	Receivables Purchase Agreement (as has been or may be amended from time to time), dated as of June 12, 2001, between Household Receivables Acquisition Company and HRSI Funding, Inc. II.

C.	Receivables Purchase Agreement (as has been or may be amended from time to time), dated as of November 10, 2003, between Household Receivables Acquisition Company and HRSI Funding, Inc. IV.

A-1